EXHIBIT 99.1
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext. 1
cathy@georesourcesinc.com

FOR IMMEDIATE RELEASE

GeoResources, Inc. Announces Changes in Board of Directors and Executive Management

Houston, Texas, January 17, 2012 - GeoResources, Inc., (NASDAQ: “GEOI”), today announced changes to its Board of Directors and executive management team.

Robert J. Anderson has been appointed to serve as Chief Operating Officer (Northern Division) in addition to his current position as Executive Vice President – Engineering and Acquisitions.  Mr. Anderson has also been appointed as a director on the Company’s Board of Directors.  Mr. Anderson has been an officer of GeoResources since 2007, where he has led the Company’s engineering, M&A and acquisition and divestiture activities.  Mr. Anderson has also been directly involved in the Company’s operations, strategic planning and capital markets activities.  He is a petroleum engineer with 25 years of diversified domestic and international experience with both major and independent oil and gas companies.  He received a BS in petroleum engineering from the University of Wyoming, and an MBA, Corporate Finance, from the University of Denver.

In addition, Timothy D. Merrifield, has been appointed Executive Vice President – Geology and Geophysics for GeoResources.  Mr. Merrifield has over 30 years of industry experience.  He has been employed by the Company since 2007 and most recently, served as Vice President – Geology and Geophysics for the Company’s Southern Division where he successfully led the Company’s exploration and development activities.  Along with his primary responsibilities, Mr. Merrifield has also been instrumental in the success of the Company’s acquisition activities.  His prior experience includes both domestic and international basins and he has also had responsibility for reservoir engineering and project management.  He attended Texas Tech University.

MANAGEMENT COMMENTS

Frank A. Lodzinski, President and CEO of GeoResources, Inc. commented, “I am pleased to announce the well-deserved promotions of both Robert and Tim, both of whom have been instrumental in GeoResources’ continuing success.  Robert possesses a unique skillset which includes a broad technical knowledge of our Company and our industry, in addition to a thorough understanding of the broader strategic and capital market-related facets of our business.  His combination of substantive engineering experience with A&D, M&A and capital markets experience has contributed significantly to our performance and growth.  In addition to his role in management, I am confident that these skills and his sound judgment will make Robert a valuable addition to our Board of Directors.”

“Tim has substantive detailed experience and capability in all aspects of geology and geophysics, as well as related technical and project management activities.  He has consistently demonstrated his ability to create value by generating exploration and development opportunities associated with both asset acquisitions and new projects.  Tim’s efforts have led to our successful growth in both the Eagle Ford and the Bakken over the last several years.  I am confident that Tim and his team will continue to lead us into profitable acreage and asset acquisitions in the future.”

ABOUT GEORESOURCES, INC.

GeoResources, Inc. is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, currently focused in the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address GeoResources’ expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue,” and similar expressions.  Examples of forward-looking statements, include, but are not limited to: (i) changes in production volumes and prices and future production and development costs,  (ii) projections of capital expenditures, revenues, income or loss, earnings or loss per share, capital structure, and other financial items, (iii) statements of our plans and objectives of our management or board of directors including those relating to planned development of our oil and gas properties, (iv) statements of future economic performance and (v) statements of assumptions underlying such statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  GeoResources undertakes no obligation to update or revise any forward-looking statements. A further description of these uncertainties and other risks can be found in the GeoResources Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed by GeoResources with the U.S. Securities and Exchange Commission.